Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2023 relating to the consolidated financial statements of HomeStreet, Inc. and subsidiaries, appearing in the Current Report on Form 8-K of FirstSun Capital Bancorp filed on March 8, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington

March 8, 2024